EXHIBIT 10.32
SUBSCRIPTION AGREEMENT
Wireless Ronin Technologies, Inc.
Baker Technology Plaza
5929 Baker Road, Suite 475
Minnetonka, MN 55345
Ladies and Gentlemen:
     The undersigned (the “Investor”) hereby confirms its agreement with Wireless Ronin Technologies, Inc., a Minnesota corporation (the “Company”), as follows:
     1. This Subscription Agreement, together with the Annex and Exhibits attached hereto (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.
     2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of 1,480,000 units (the “Units”), with each Unit consisting of (i) one share (a “Share,” collectively the “Shares”) of its common stock, $0.01 par value per share (the “Common Stock”) and (ii) one warrant (a “Warrant,” collectively the “Warrants”) to purchase 0.20 shares of Common Stock (the fractional amount being the “Warrant Ratio”) in substantially the form attached hereto as Exhibit B, for a purchase price of $1.25 per Unit (the “Purchase Price”). Units will not be issued or certificated. The Shares and the Warrants are immediately separable and will be issued separately. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Units, the Shares and the Warrants, are referred to herein as the “Offered Securities.”
     3. The offering and sale of the Units (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3 — File No. 333-161700 ( the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”), including the Prospectus contained therein dated September 29, 2009 (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed, if required, with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Units, the terms of the Offering and the Company, and (c) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Units and terms of the Offering that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).
     4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Units set forth below for the aggregate purchase price set forth below. The Units shall be purchased pursuant to the “Terms and Conditions for Purchase of Units” attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agent for the Offering named in the Prospectus Supplement (the “Placement Agent”) and that there is no minimum offering amount.
     5. The manner of settlement of the Shares included in the Units purchased by the Investor shall be determined by such Investor as follows (check one):
[____] A.    Delivery versus payment (“DVP”) through The Depository Trust & Clearing Corporation (“DTC”) (i.e., on the Closing Date (as defined in Section 3.1 of Annex I), the Company shall deliver Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor through DTC at the Closing directly to the account at Northland Securities, Inc. (“Northland”) identified by the Investor; upon receipt of such Shares, Northland shall promptly electronically deliver such Shares to the Investor, and simultaneously therewith payment shall be made by Northland by wire transfer to the Company). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:
(I) NOTIFY NORTHLAND OF THE ACCOUNT OR ACCOUNTS AT NORTHLAND TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND
(II) CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT NORTHLAND TO BE CREDITED WITH THE UNITS BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR.
— OR —
[____] B.    Delivery by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date (as defined in Section 3.1 of Annex I hereto) using its DTC participant identification number, and released by Registrar and Transfer Company, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:
(I) DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE

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TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES; AND
(II) REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR TO THE ACCOUNT DESIGNATED BY THE COMPANY.
IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR WIRE TRANSFER TO THE COMPANY IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE UNITS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE UNITS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER, AT THE COMPANY’S DISCRETION.
     6. The executed Warrant shall be delivered in accordance with the terms thereof.
     7. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Units, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.
     Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)
     8. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, the documents incorporated by reference therein and any free writing prospectus (collectively, the "Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.
     9. No offer by the Investor to buy Units will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information

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and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked by the Investor, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company. The Investor understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this subscription for the Units, in whole or in part.
[Remainder of Page Left Blank Intentionally. Signature Page Follows.]

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Signature Page to Subscription Agreement

Number of Units:
Purchase Price Per Unit:	$1.25
Aggregate Purchase Price:	$
     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.
     Dated this ____ day of November, 2010.

EXACT NAME OF INVESTOR
By:
Print Name:
Title:

Address:

     Agreed and Accepted this ____ day
     of November, 2010:

WIRELESS RONIN TECHNOLOGIES, INC.
By:
	Name:	Darin P. McAreavey
	Title:	Vice President and Chief Financial Officer

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ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF UNITS
     Capitalized terms used in this Annex I but not defined herein shall have the meaning ascribed to them in the Subscription Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (said Subscription Agreement, together with the Annex and Exhibits attached thereto, collectively this “Agreement”). All references to dollar amounts used herein refer to United States dollars unless expressly noted otherwise.
          1. Authorization and Sale of the Units
          Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units.
          2. Agreement to Sell and Purchase the Units; Placement Agent
     2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.
     2.2 The Company proposes to enter into substantially this same form of Agreement in all material respects with certain other investors (the “Other Investors”) and expects to complete sales of Units to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”
     2.3 Investor acknowledges that the Company has agreed to pay the Placement Agent a fee (the “Placement Fee”) in respect of the sale of Units to the Investor.
     2.4 The Company has entered into a Placement Agent Agreement, dated October 26, 2010 (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except for knowledge of the existence of this Offering and except as will be disclosed in the Prospectus and the Company’s Form 8-K filed with the Commission in connection with the Offering.
     3. Closings and Delivery of the Units and Funds.
     3.1 Closing. The completion of the purchase and sale of the Units (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the

Annex I-1

Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (for purposes of this Section 3.1, notice by e-mail is sufficient); provided, however, in no event will the Closing Date be more than seven calendar days after than the date on which the Investor delivers the funds to the Company as described in Section 3.3 below (or the next business day if the seventh day after the date on which the Investor delivers the funds to the Company is a Saturday, Sunday, federal legal holiday, or a day on which banking institutions in the State of Minnesota or New York are authorized or required by law or other governmental action to close). At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares included in the Units as set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor a Warrant to purchase a number of whole Warrant Shares determined by multiplying the number of Shares included in the Units as set forth on the signature page by the Warrant Ratio and rounding down to the nearest whole number and (c) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company, subject to Section 3.3 hereof.
     3.2 Conditions to the Obligations of the Parties.
     (a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (i) the Company having accepted the Investor’s offer to purchase the Units, which shall be evidenced by the Company countersigning this Agreement; (ii) the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page; and (iii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.
     (b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Units will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, and to the condition that the Placement Agent shall not have: (i) terminated the Placement Agreement pursuant to the terms thereof or (ii) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Units that they have agreed to purchase from the Company. The Investor understands and agrees that, in the event that the Placement Agent in its sole discretion determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted thereby, then the Placement Agent may, but shall not be obligated to, terminate such Placement Agreement, which shall have the effect of terminating this Agreement pursuant to Section 14 below.
     3.3 Delivery of Funds.

Annex I-2

          (a) Delivery Versus Payment through DTC. If the Investor elects to settle the Shares included in the Units purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account at Northland Securities, Inc. (“Northland”) to be credited with the Units being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Units being purchased by the Investor.
          (b) Wire Transfer Delivery. If the Investor elects to settle the Shares included in the Units purchased by such Investor through wire transfer to the Company, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Investor to the account designated by the Company. Such funds shall be held in trust by the Company for the benefit of the Investor until (a) the Closing upon the satisfaction, in the sole judgment of the Placement Agent, of the conditions set forth in Section 3.2(b) hereof (at which time the Company will issue the Warrant to the Investor) and (b) the Company has irrevocably directed its Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC (as defined below), at which time the funds shall become the Company’s sole and exclusive property.
     3.4 Delivery of Shares.
          (a) Delivery Versus Payment through DTC. If the Investor elects to settle the Shares included in the Units purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify Northland of the account at Northland to be credited with the Shares included in the Units being purchased by such Investor. On the Closing Date, the Company shall deliver the Shares to the Investor through DTC directly to the account at Northland identified by Investor and simultaneously therewith payment shall be made by Northland by wire transfer to the Company.
          (b) Wire Transfer Delivery. If the Investor elects to settle the Shares included in the Units purchased by such Investor through wire transfer delivery, no later than one (1) business day after the execution and delivery of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Company’s Transfer Agent to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Simultaneously with the release of funds to the Company held in trust pursuant to Section 3.3 hereof, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

Annex I-3

          4. Representations, Warranties and Covenants of the Investor.
     The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent as at the date hereof and at the Closing Date, that:
     4.1 The Investor: (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Units set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.
     4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issue of the Units, in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Offered Securities or has in its possession or distributes any offering material, in all cases at its own expense, and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Units, except as set forth in the Disclosure Package and the documents incorporated by reference therein and the Offering Information.
     4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).
     4.4 The Investor understands that nothing in this Agreement, the Disclosure Package, the Prospectus, the Offering Information or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors

Annex I-4

and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.
     4.5 Since the first date on which the Company or the Placement Agent contacted such Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any transactions involving the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities). The Investor covenants that it will not engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Shares or Warrants acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.
     5. Survival of Representations, Warranties and Agreements; Third Party Beneficiary.
     Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares and Warrants included in the Units being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.
          6. Notices.
     All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

Annex I-5

If to the Company, to:
Wireless Ronin Technologies, Inc.
Baker Technology Plaza
5929 Baker Road, Suite 475
Minnetonka, MN 55345
Attention: Darin P. McAreavey, Vice President and Chief Financial Officer
Facsimile: (952) 974-7887
with copies to:
Briggs and Morgan, P.A.
2200 IDS Center
80 S. 8th Street
Minneapolis, MN 55402
Attention: Brett D. Anderson
Facsimile: (612) 977-8650
     If to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
          7. Changes.
     This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.
          8. Headings.
     The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.
          9. Severability.
     In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.
          10. Governing Law.
     This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Minnesota, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.
          11. Execution, Counterparts and Delivery of the Prospectus Supplement.
     This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto

Annex I-6

and delivered to the other parties. The parties shall be entitled to rely upon delivery by facsimile or e-mail of an executed copy of this Agreement, and acceptance by a party of such facsimile or e-mail copy shall be legally effective to create a valid and binding agreement between the Investor and the Company in accordance with the terms of this Agreement. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).
          12. Confirmation of Sale.
     The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission) shall constitute written confirmation of the Company’s agreement to sell Units to such Investor in accordance with the terms of this Agreement.
          13. Press Release.
     The Company and the Investor agree that the Company shall issue a press release announcing the Offering and disclosing all material information regarding the Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof; provided, however, that the Company shall not issue any press release or other announcement naming the Investor without the Investor’s prior approval.
          14. Termination.
     In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.
[Exhibit A (Investor Questionnaire) Follows]

Annex I-7

Exhibit A
WIRELESS RONIN TECHNOLOGIES, INC.
INVESTOR QUESTIONNAIRE
     Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information. PLEASE COMPLETE VERY CAREFULLY. THE COMPANY WILL INSTRUCT ITS TRANSFER AGENT TO ISSUE SHARES ELECTRONICALLY TO THE CLEARING BROKER (THE DTC PARTICIPANT) SPECIFIED BELOW. IT WILL BE YOUR CLEARING BROKER’S RESPONSIBILITY TO PULL THE SHARES FROM DTC.
1.	The exact name in which your Units are to be registered. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

Fax:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares:

A-1

Exhibit B
WARRANT AGREEMENT
WIRELESS RONIN TECHNOLOGIES, INC.
WARRANT TO PURCHASE SHARES OF COMMON STOCK
Date of Issuance: November 19, 2010
VOID AFTER NOVEMBER 19, 2013
     THIS CERTIFIES THAT, for value received, [______________], or permitted registered assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Wireless Ronin Technologies, Inc., a Minnesota corporation (the “Company”), up to [____________] shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”). This warrant is one of a series of warrants issued by the Company as of the date hereof (individually a “Warrant”; collectively, the “Warrants”) pursuant to those certain subscription agreements between the Company and the investors identified therein, dated as of November 15, 2010 (collectively, the “Subscription Agreement”).
     1. DEFINITIONS. Capitalized terms used herein but not otherwise defined herein shall have their respective meanings as set forth in the Subscription Agreement. As used herein, the following terms shall have the following respective meanings:
               (A) “Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or the NASDAQ Capital Market.
               (B) “Exercise Period” shall mean the period commencing the date hereof and ending 5:00 P.M. New York City time on November 19, 2013, unless sooner terminated as provided below.
               (C) “Exercise Price” shall mean $1.4375 per share, subject to adjustment pursuant to Section 4 below.
               (D) “Exercise Shares” shall mean the shares of Common Stock issuable upon exercise of this Warrant.
               (E) “Trading Day” shall mean (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (c) if trading does not occur on the OTC Bulletin Board (or any successor thereto), any business day.
               (F) “Trading Market” shall mean the NASDAQ Capital Market or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.
     2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder):
               (A) An executed Notice of Exercise in the form attached hereto;
               (B) Payment of the Exercise Price in cash or by check; and
               (C) This Warrant.
     Execution and delivery of the Notice of Exercise shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Exercise Shares, if any.
     Certificates for Exercise Shares purchased hereunder shall be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust & Clearing Corporation through its Deposit Withdrawal Agent Commission system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within three (3) business days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above. This Warrant shall be deemed to have been exercised on the date the latest of the Warrant, Notice of Exercise and Exercise Price are received by the Company.
     The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which the Notice of Exercise was delivered, this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.
     Upon any partial exercise of this Warrant, the Company, at its expense, will forthwith and, in any event within five business days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable during the balance of the Exercise Period, in the aggregate, for the balance of the number of shares of Common Stock remaining available for purchase under this Warrant.
     3. COVENANTS OF THE COMPANY.
          3.1 COVENANTS AS TO EXERCISE SHARES. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens (other than those imposed by the Holder) and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.
          3.2 NO IMPAIRMENT. Except and to the extent as waived or consented to by the holder of the Warrants representing at least a majority of the number of shares of Common Stock then subject to outstanding Warrants, the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.
          3.3 NOTICES OF RECORD DATE AND CERTAIN OTHER EVENTS. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least twenty (20) days prior to the date on which any such record is to be taken for the purpose of such dividend or distribution, a notice specifying such date. In the event of any voluntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder, at least twenty (20) days prior to the date of the occurrence of any such event, a notice specifying such date. In the event the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any Fundamental Transaction, as defined in Section 6 herein, the Company shall mail to the Holder, at least twenty (20) days prior to the date of the occurrence of such event, a notice specifying such date.
     4. ADJUSTMENT OF EXERCISE PRICE AND SHARES.
     In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, consolidation, acquisition of the Company (whether through merger or acquisition of substantially all the assets or stock of the Company), or the like, the number, class and type of shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and type of shares or other property as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.
     Upon the occurrence of each adjustment pursuant to this Section 4, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Exercise Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder.
     5. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.
     6. FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding, (i) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or property or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 4 above) (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive the number of shares of Common Stock of the successor or acquiring corporation or of the Company and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event (disregarding any limitation on exercise contained herein solely for the purpose of such determination). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, then the Company or any successor entity shall at the Holder’s option, exercisable at any time concurrently with or within thirty (30) days after the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option

Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the Volume-Weighted Average Price of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the lesser of (1) the thirty (30) day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the end of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction or (2) 70%. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 6 and ensuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
     7. NO STOCKHOLDER RIGHTS. Other than as provided in Section 3.3, this Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.
     8. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth in the Subscription Agreement, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company and its counsel. Any proposed transfer of all or any portion of this Warrant in violation of the provisions of this Warrant or the Subscription Agreement shall be null and void. Upon surrender of this Warrant and delivery of an assignment, the Company shall execute and deliver a new Warrant or Warrants in the name of the transferee or transferees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the transferor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.
     9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company.
     10. NOTICES, ETC.. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page hereto and to Holder at the applicable address set forth on the applicable signature page to the Subscription Agreement or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.
     11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
     12. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Minnesota, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.
     13. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of the Warrants representing at least a majority of the number of shares of Common Stock then subject to outstanding Warrants.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of November 19, 2010.

WIRELESS RONIN TECHNOLOGIES, INC.
By:
	Name:	Darin P. McAreavey
	Title:	Vice President and Chief Financial Officer

Baker Technology Plaza 5929 Baker Road, Suite 475 Minnetonka, MN 55345

NOTICE OF EXERCISE
TO: WIRELESS RONIN TECHNOLOGIES, INC.
     (1) The undersigned hereby elects to purchase [__________] shares of the common stock, par value $0.01 (the “Common Stock”), of WIRELESS RONIN TECHNOLOGIES, INC. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
     (2) Please issue the certificate for shares of Common Stock in the name of, and pay any cash for any fractional share to:

Print or Type Name

Taxpayer Identification Number

Street Address

City, State and Zip Code
     (3) If such number of shares shall not be all the shares purchasable upon the exercise of this Warrant, a new warrant certificate for the balance of such Warrant remaining unexercised shall be registered in the name of and delivered to the Holder.

Dated:

(Signature of Holder)

(Printed Name of Holder)

ASSIGNMENT FORM
     (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)
     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)
Dated: ____________________

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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